As filed with the Securities and Exchange Commission on December 13, 2002
                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            Ferrellgas Partners, L.P.
                        Ferrellgas Partners Finance Corp.
           (Exact name of registrants as specified in their charters)

            Delaware                                        43-1698480
            Delaware                                        43-1742520
---------------------------------                -------------------------------
(States or other jurisdictions of                        (I.R.S. Employer
  incorporation or organization)                       Identification Nos.)

                   One Liberty Plaza, Liberty, Missouri 64068
                                 (816) 792-1600
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrants' principal executive
                                    offices)

                                 Kevin T. Kelly
                Senior Vice President and Chief Financial Officer
                   One Liberty Plaza, Liberty, Missouri 64068
                                 (816) 792-1600
                       (Name, address, including zip code,
                              and telephone number,
                             including area code, of
                             registrants' agent for
                                    service)

                                   Copies to:
                                  David L. Ronn
                            Mayer, Brown, Rowe & Maw
                        700 Louisiana Street, Suite 3600
                              Houston, Texas 77002
                                 (713) 546-0525

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined in light of market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| - Registration No. 333-71111.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


Title of each class of           Amount of             Proposed maximum          Proposed maximum
   securities to be          securities to be         offering price per        aggregate offering          Amount of
      registered          registered (1) (2) (3)     security (1) (2) (3)         price (4) (5)       registration fee (4)
------------------------ ------------------------ -------------------------- ----------------------- --------------------
    Debt Securities                 -                         -                    $7,550,000               $694.60
======================== ======================== ========================== ======================= ======================


(1) There are being registered hereunder a presently indeterminate principal amount of debt securities.

(2) Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the $40,450,000 million of registered securities not previously sold by Ferrellgas Partners, L.P. and Ferrellgas Finance Partners Corp. under Registration Statement No. 333-71111.

(3) The amount of securities to be registered and the proposed maximum offering price per security to be registered is not specified pursuant to General Instruction, II.D. of Form S-3 under the Securities Act. The proposed maximum offering price per security will be determined from time to time by Ferrellgas Partners, L.P. and Ferrellgas Finance Partners Corp. in connection with their issuance of the securities registered hereunder.

(4) We have estimated the proposed maximum aggregate offering price solely to calculate the amount of registration fee under Rule 457(o) of the Securities Act. In no event will the aggregate initial offering price of all securities issued from time to time hereunder exceed $7,550,000. The securities registered hereunder may be sold separately or as units with other registered securities.

(5) If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $7,550,000 less the dollar amount of any registered securities previously issued hereunder.


                                EXPLANATORY NOTE

     This Registration Statement on Form S-3 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. is being filed with respect to the registration of an additional $7,550,000 aggregate maximum amount of debt securities pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act.

     In accordance with General Instruction IV of Form S-3, this registration statement incorporates by reference the contents of the previously filed
Amendment No. 1 to the Registration Statement on Form S-3 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. (File No. 333-71111), including each of the documents filed by Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. Such previously filed registration statement was filed with the SEC on February 5, 1999, thereafter declared effective by the SEC and remains effective as of the date of this filing.

                                    EXHIBITS

Exhibit Number          Description

      * 5.1             Opinion of Mayer, Brown, Rowe & Maw.

     * 23.1             Consent of Deloitte & Touche LLP.

     * 23.2             Consent of Mayer, Brown, Rowe & Maw
                          (contained in Exhibit 5.1 herewith).
-------------
* filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty, State of Missouri, on December 13, 2002.

                                    FERRELLGAS PARTNERS, L.P.

                                    By:    FERRELLGAS, INC., its general partner

                                    By: /s/ James E. Ferrell
                                       -----------------------------------------
                                        James E. Ferrell
                                        Chairman, President and
                                        Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

         Name                       Title                       Date

/s/ James E. Ferrell          Chairman, President and        December 13, 2002
-------------------------     Chief Executive Officer
James E. Ferrell              of Ferrellgas, Inc.


/s/ A. Andrew Levison         Director of Ferrellgas, Inc.   December 13, 2002
-------------------------
A. Andrew Levison


/s/ Elizabeth T. Solberg      Director of Ferrellgas, Inc.   December 13, 2002
-------------------------
Elizabeth T. Solberg


/s/ Michael F. Morrissey      Director of Ferrellgas, Inc.   December 13, 2002
-------------------------
Michael F. Morrissey


/s/ Kevin T. Kelly            Senior Vice President and      December 13, 2002
-------------------------     Chief Financial Officer of
Kevin T. Kelly                Ferrellgas, Inc. (Principal
                              Financial and Accounting
                              Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty, State of Missouri, on December 13, 2002.


                                       FERRELLGAS PARTNERS FINANCE CORP

                                       By: /s/ James E. Ferrell
                                          --------------------------------------
                                           James E. Ferrell
                                           Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.



         Name                       Title                       Date

/s/ James E. Ferrell          President and Chief            December 13, 2002
-------------------------     Executive Officer
James E. Ferrell              (Principal Executive
                              Officer)


/s/ Kevin T. Kelly            Senior Vice President and      December 13, 2002
-------------------------     Chief Executive Officer
Kevin T. Kelly                (Principal Financial and
                              Accounting Officer)

                                  Exhibit Index

Exhibit Number          Description

      * 5.1             Opinion of Mayer, Brown, Rowe & Maw.

     * 23.1             Consent of Deloitte & Touche LLP.

     * 23.2             Consent of Mayer, Brown, Rowe & Maw
                           (contained in Exhibit 5.1 herewith).
-------------
* filed herewith